SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
                               (AMENDMENT No. 1)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                DECEMBER 16, 2003


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


             DELAWARE                    1-4717                  44-0663509
 (State or other jurisdiction    (Commission file number)      (IRS Employer
        of incorporation)                                 Identification Number)

                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105
               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (816) 983 - 1303


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

        EXHIBIT NO. DOCUMENT

              (99)  Additional Exhibits

              99.1 Pro Forma Financial Information, including Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2003, Pro Forma Condensed Consolidated Income Statement for the Nine Months Ended September 30, 2003 and Pro Forma Condensed Consolidated Income Statement for the Year Ended December 31, 2002.

ITEM 9. REGULATION FD DISCLOSURE

This amendment on Form 8-K/A is being filed to amend Kansas City Southern's Current Report on Form 8-K filed on December 17, 2003, and Exhibit 99.1 thereto, which contained a clerical error in labeling the Pro Forma Condensed
Consolidated Income Statement for the Six Months Ended June 30, 2003 (rather than the Nine Months Ended September 30, 2003).

A copy of the corrected pro forma financial information including Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2003, Pro Forma Condensed Consolidated Income Statement for the Nine Months Ended September 30, 2003 and Pro Forma Condensed Consolidated Income Statement for the Year Ended December 31, 2002 is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K/A, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURE1

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Kansas City Southern


Date: December 19, 2003              By:   /S/ LOUIS G. VAN HORN
                                           ---------------------------
                                           Louis G. Van Horn
                                           Vice President and Comptroller

                                                               EXHIBIT 99.1




                              KANSAS CITY SOUTHERN
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                   PRO FORMA
                                                              KCS          GRUPO TFM             ADJUSTMENTS                  PRO
                                                          HISTORICAL       HISTORICAL     DEBIT           CREDIT             FORMA

ASSETS:
Current Assets:
  Cash and cash equivalents                                  $ 230.2         $   8.4                      $200.0   (4)       $ 38.6

  Accounts receivable, net                                     113.0           190.2                         3.3   (11)       299.9

  Inventories                                                   36.2            16.2                                           52.4

  Other current assets                                          18.0             8.5                                           26.5
                                                          -----------    ------------    ----------      ---------        ----------
TOTAL CURRENT ASSETS                                           397.4           223.3             -          203.3             417.4
                                                          -----------    ------------    ----------      ---------        ----------

Investments                                                    433.8             7.0                        386.1  (1)         54.7

Concession rights and related assets                               -         1,185.1          43.0 (2,7,      6.2  (2,3)    1,221.9
                                                                                                   10)
Properties, net                                              1,348.9           652.3                                        2,001.2

Goodwill                                                        10.6               -                                           10.6

Deferred income taxes and employees statutory profit
sharing                                                            -           200.0                                          200.0

Other assets                                                    27.3            32.2                                           59.5

                                                          -----------    ------------    ----------      =========        ==========
TOTAL ASSETS                                                $2,218.0        $2,299.9        $ 43.0         $595.6          $3,965.3
                                                          ===========    ============    ==========      =========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:

  Debt due within one year                                  $  10.0         $  131.9                                        $ 141.9

  Accounts and wages payable and accrued liabilities          186.3            134.8           3.3   (1,11)                   317.8
                                                          -----------    ------------    ----------      =========        ==========
TOTAL CURRENT LIABILITIES                                     196.3            266.7           3.3              -             459.7
                                                          -----------    ------------    ----------      =========        ==========


OTHER LIABILITIES:

  Long-term debt                                              568.7            846.0                                        1,414.7

  Deferred income taxes                                       393.9               -                          14.1  (10)       408.0

  Other deferred credits                                       92.9             36.3           6.2  (3)                       123.0
                                                          -----------    ------------    ----------      =========        ==========
TOTAL OTHER LIABILITIES                                     1,055.5            882.3           6.2           14.1           1,945.7
                                                          -----------    ------------    ----------      =========        ==========


MINORITY INTEREST                                                -             351.5            -            39.5  (16)       391.0


STOCKHOLDERS' EQUITY

  Preferred stock                                               6.1               -             -               -               6.1

  Redeemable cumulative convertible perpetual preferred
     stock                                                      0.4               -             -               -               0.4

  Common / capital stock                                        0.6            807.0         807.0  (5)         -               0.6

  New issue, non-voting common, $. 01 par                        -                -             -             0.2  (6)          0.2

  Treasury shares and effect on purchase of subsidiary
     shares                                                      -            (222.0)           -           222.0  (5)            -

  Retained earnings                                           851.4            214.4         214.4  (5)        -   (6)        851.4

  Capital Surplus                                             108.9               -             -           202.5  (6)        311.4

  Accumulated other compehensive loss                          (1.2)              -                                            (1.2)
                                                          -----------    ------------    ----------      =========        ==========
Total stockholders' equity                                    966.2            799.4       1,021.4          424.7           1,168.9
                                                          -----------    ------------    ----------      =========        ==========


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $2,218.0         $2,299.9      $1,030.9         $478.3          $3,965.3
                                                           =========     ============    ==========       =========       ==========

See notes to proforma condensed consolidated financial statements.



                              KANSAS CITY SOUTHERN
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                PRO FORMA
                                                                  KCS        GRUPO TFM         ADJUSTMENTS               PRO
                                                               HISTORICAL   HISTORICAL    DEBIT          CREDIT         FORMA

REVENUES                                                        $ 432.8       $523.4                                    $956.2

Costs and expenses                                                348.8        355.1          2.6  (14)                  706.5

Depreciation and amortization                                      48.1         65.1          0.9  (15)                  114.1

                                                              ----------    ---------     ---------                   ----------

OPERATING INCOME                                                   35.9        103.2          3.5              -         135.6


Equity in net earnings of unconsolidated affiliates:

    Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.         6.2            -          6.2  (8)                      -

    Other                                                          (1.0)           -                                     (1.0)

Interest expense                                                  (34.8)       (83.4)                                  (118.2)

Other income (expense)                                              4.8        (33.3)                                   (28.5)
                                                              ----------    ---------    ---------        -------    ----------
Income (loss) before income taxes, minority and accounting
   change                                                          11.1        (13.5)         9.7              -        (12.1)

Income tax provision (benefit)                                      2.6        (30.4)        (1.7) (10)        -        (29.5)

Minority interest                                                    -          (3.4)         0.7  (16)                  (4.1)
                                                              ----------    ---------    ---------        -------    ----------


INCOME BEFORE ACCOUNTING CHANGE                                     8.5         13.5          8.7              -          13.3

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                  8.9            -            -              -           8.9
                                                              ----------    ---------    ---------        -------    ----------


NET INCOME                                                         17.4         13.5          8.7              -          22.2

PREFERRED STOCK DIVIDENDS                                           4.7                       1.7  (12)                    6.4
                                                              ----------    ---------    ---------        -------    ----------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                      $ 12.7       $ 13.5       $ 10.4          $   -        $ 15.8
                                                              ----------    ---------    ---------        -------    ----------

BASIC EARNINGS PER COMMON SHARE:

  INCOME BEFORE ACCOUNTING CHANGE                                $ 0.06                                                 $ 0.09
                                                              ==========                                             ==========
  NET INCOME                                                     $ 0.15                                                 $ 0.20  (12)
                                                              ==========                                             ==========

Basic Weighted Average Common shares outstanding (IN THOUS)      61,607                                                 79,607  (13)
                                                              ----------                                             ----------

DILUTED EARNINGS PER COMMON SHARE:

  INCOME BEFORE ACCOUNTING CHANGE                                $ 0.06                                                 $ 0.09
                                                              ==========                                             ==========
  NET INCOME                                                     $ 0.14                                                 $ 0.20  (12)
                                                              ==========                                             ==========

Diluted Weighted Average Common shares outstanding (IN THOUS)                                                           80,998  (13)
                                                                 62,998
                                                              ----------

See notes to proforma condensed consolidated financial statements.


                              KANSAS CITY SOUTHERN
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                                 PRO FORMA
                                                                 KCS        GRUPO TFM           ADJUSTMENTS                PRO
                                                              HISTORICAL   HISTORICAL     DEBIT             CREDIT        FORMA

REVENUES                                                          $ 566.2     $712.1                                   $1,278.3

Costs and expenses                                                  456.8      457.6            3.4  (14)                 917.8

Depreciation and amortization                                        61.4       83.0            1.2  (15)                 145.6
                                                                ----------    -------     ----------        --------    ---------

OPERATING INCOME                                                     48.0      171.5            4.6             -         214.9

Equity in net earnings of unconsolidated affiliates:

    Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.          45.8         -            45.8  (8)                     -

    Other                                                            (2.4)        -                                        (2.4)

Gain on sale of Mexrail, Inc.                                         4.4         -             4.4  (9)                     -

Interest expense                                                    (45.0)     (95.8)                                    (140.8)

Debt retirement costs                                                (4.3)        -                                        (4.3)

Other income (expense)                                               17.6      (29.8)                                     (12.2)
                                                                ----------    -------     ----------        --------   ---------
Income before income taxes                                           64.1       45.9           54.8             -          55.2

Income tax provision (benefit)                                        6.9      (91.5)          (3.0) (10)       -         (87.6)
                                                                ----------    -------     ----------        --------   ---------

INCOME BEFORE MINORITY INTEREST                                      57.2      137.4           51.8             -         142.8

MINORITY INTEREST                                                      -       (27.3)          17.0  (16)       -         (44.3)
                                                                ----------    -------     ----------        --------   ---------

NET INCOME                                                           57.2      110.1           68.8             -          98.5

PREFERRED STOCK DIVIDENDS                                             0.2                       8.5  (12)                   8.7
                                                                ----------    -------     ----------        --------   ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                        $ 57.0     $110.1         $ 77.3          $  -       $  89.8

                                                                ----------    -------     ----------        --------   ---------

BASIC EARNINGS PER COMMON SHARE                                    $ 0.94                                               $  1.15 (12)
                                                                ==========                                             =========

Basic Weighted Average Common shares outstanding (IN THOUS)        60,336                                                78,336 (13)
                                                                ----------                                             ---------

DILUTED EARNINGS PER COMMON SHARE                                  $ 0.91                                               $  1.05 (12)
                                                                ==========                                             =========

Diluted Weighted Average Common shares outstanding (IN THOUS)      62,138                                                93,527 (13)
                                                                ----------                                             ---------


See notes to proforma condensed consolidated financial statements.

                              KANSAS CITY SOUTHERN
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: REMOVAL OF THE EQUITY INVESTMENT IN GRUPO TFM & MEXRAIL

Pursuant to the Acquisition Agreement, Kansas City Southern (the "Company" or "KCS") would acquire a controlling interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), resulting in the full consolidation of Grupo TFM's balance sheet into NAFTA Rail, successor to KCS. Accordingly, the equity investment as of September 30, 2003 reflected on the Company's condensed consolidated balance sheet would be eliminated.

On May 9, 2003, the Company closed on its 51% investment in Mexrail, Inc. ("Mexrail") for a total of $32.7 million. The Mexrail shares have been placed in a voting trust while awaiting the approval of the Surface Transportation Board ("STB"). Since the acquisition of the controlling interest in Mexrail has not been approved and Grupo TFM holds a right of repurchase, the Company and Grupo TFM consider this investment in Mexrail as temporary. Accordingly, Grupo TFM continues to consolidate the balance sheet and operating results of Mexrail pending approval of the transaction.

NOTE 2: CREATION OF IDENTIFIABLE INTANGIBLE ASSETS

Additional identifiable intangibles or goodwill may result from the Grupo TFM acquisition. The current value of the consideration to obtain a controlling interest in Grupo TFM exceeds the current book value of the underlying net assets of approximately $15.1 million, which is reflected on the condensed consolidated pro forma balance sheet as an addition to concession assets. The Company has not completed a fair value appraisal or any associated allocation of excess purchase price to the fair value of tangible assets as of this date. At the time those processes are completed, the allocation of the purchase price could change and may include certain identifiable intangibles assets, such as customer contracts, customer relationships or similar items. For purposes of these pro forma financial statements the Company has assumed the difference in value will be assigned to concession assets.

NOTE 3: RECOGNITION OF THE DEFERRED GAIN ON THE SALE OF MEXRAIL

On April 1, 2002, the Company sold its 49% interest in Mexrail to TFM for $31.4 million resulting in a pre-tax gain of $4.4 million, which was reported in the Company's Consolidated Statement of Income for the year ended December 31, 2002. In addition, the transaction resulted in the recognition of a deferred gain, of which $6.2 million remained unamortized as of September 30, 2003. Assuming the transaction contemplated had occurred on September 30, 2003, the remaining unamortized gain on the April 2002 Mexrail transaction would be eliminated from the Company's long-term liabilities and reflected with an offsetting adjustment to concession assets as part of the transaction. Also see notes 2 and 9.

NOTE 4: TRANSACTION FINANCING

As described above, part of the transaction consideration includes a payment of $200 million. This payment may be made by the Company, at its option, in a combination of additional common stock issuance to TMM and cash. For purposes of these pro forma financial statements the Company has assumed that the entire payment of $200 million will be made in cash with a combination of the net proceeds of the sale of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock ("Convertible Preferred Stock") of approximately $193.0 million, completed in April 2003, and $7.0 million of the Company's available cash. The pro forma financial statements presented herein reflect the effect of these transactions. Also see note 6.

The Convertible Preferred Stock is redeemable at the option of a holder only in the event of a "fundamental change", which is defined as "any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Company's Common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive common stock that is not listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or similar system. The practical effect of this provision is to limit the Company's ability to eliminate a holder's ability to convert the Convertible Preferred Stock into common shares of publicly traded security through a merger or consolidation transaction. In no other circumstances is the Company potentially obligated to redeem the Convertible Preferred Stock for cash. Accordingly, since the Company is in a position to control a "fundamental change" the Convertible Preferred Stock is classified as permanent equity capital.

NOTE 5: ELIMINATION OF GRUPO TFM STOCKHOLDERS' EQUITY

As a result of NAFTA Rail obtaining a controlling interest in Grupo TFM, its assets and liabilities would be consolidated with NAFTA Rail. Accordingly, Grupo TFM's stockholders' equity amounts would be eliminated in the consolidation process.

NOTE 6: ISSUANCE OF NEW SECURITIES

As noted above, TMM will receive as consideration for the transaction 18 million shares of NAFTA Rail. This pro forma adjustment reflects the addition to stockholders' equity of a total of $202.7 million of equity based upon 18 million common shares as part of the initial agreement and assuming a stock price of $11.26 per share. The assumed stock price was derived by averaging the closing price of the Company's common stock five days before and five days after the announcement of the transaction on April 21, 2003. The total allocation of the new capital is $0.2 million, which is comprised of 18 million shares of new non-voting common stock with a par value of $.01 per share and $202.5 million, which is reflected as capital surplus representing the value of the stock issued in excess of par.

In April 2003, the Company issued 400,000 shares of $1.00 par value 4.25% Convertible Preferred Stock resulting in net proceeds of approximately $193.0 million (net of fees of approximately $7.0 million). This transaction is reflected in the accompanying Registrant historical consolidated balance sheet as of September 30, 2003 as new capital of $0.4 million and capital surplus of $192.6 million.

Holders of the Convertible Preferred Stock are entitled to receive any dividends declared by the Company's board of directors at the rate of 4.25% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2003. The dividends are cumulative from the date of initial issuance and accumulated but unpaid dividends cumulate dividends at the annual rate of 4.25%. In addition, the Company will also pay "special dividends" if it fails to comply with certain obligations under a registration rights agreement. A holder may convert its Convertible Preferred Stock into shares of the Company's Common Stock only under certain circumstances, relating to: (i) the trading price of the Company's Common Stock; (ii) a credit rating downgrade; (iii) the trading price per share of the Convertible Preferred Stock;
(iv) redemption of the Convertible Preferred Stock; and (v) the occurrence of certain corporate transactions.

The conversion rate may be adjusted upon the occurrence of certain events. Subject to certain conditions, on or after May 20, 2008, the Company will have the option to redeem some or all of the shares of Convertible Preferred Stock at a redemption price of 100% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the redemption date. In the event of a "fundamental change," the Company may be required to purchase shares of the Convertible Preferred Stock at the option of the holder at a price equal to 100% of the liquidation preference plus any accumulated and unpaid dividends, including special dividends, if any, to, but excluding, the purchase date.

The Company may elect to pay the purchase price in cash, Common Stock, or a combination of cash and Common Stock. If the Company elects to pay all or a portion of the purchase price in shares of Common Stock, the Common Stock will be valued at a specified discount. The Company agreed to file with the Securities and Exchange Commission a shelf registration statement with respect to the resale of the Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock and to keep the shelf registration statement effective for a specified period of time. In addition, the Company will be required to pay to holders of the Convertible Preferred Stock liquidated damages in the form of special dividends or liquidated damages payments, as applicable, if the Company fails to register the Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock within, and to keep such registration statement effective during, the specified time periods.

NOTE 7:  ELIMINATION OF EQUITY BASIS DIFFERENCE IN GRUPO TFM

The calculation of the Company's net equity in Grupo TFM's underlying net assets utilizing the Company's current ownership percentage of approximately 46.6% as compared to the amount recorded as an investment as of September 30, 2003 of approximately $386.1 million results in a basis difference of approximately $13.8 million. This difference in basis results from a number of factors the most significant of which is the changing ownership interest in Grupo TFM which produced a difference in investment basis that occurred when TFM acquired the Mexican Government's 24.6% interest in Grupo TFM during 2002. This basis difference would have been amortized over time, however, due to the contemplated transaction wherein the Company will obtain a controlling interest in Grupo TFM, the remaining basis difference will be recognized at the date of the transaction. The pro forma financial statements as stated herein recognize the elimination of this basis difference as an addition to concession assets on the condensed consolidated balance sheet. See Note 2.

NOTE 8: ELIMINATION OF EQUITY EARNINGS FROM GRUPO TFM

Assuming the contemplated transaction would have been consummated on January 1, 2002 or January 1, 2003 as applicable, the Company would have consolidated earnings of Grupo TFM and accordingly, the equity in earnings of Grupo TFM would be eliminated.

NOTE 9: ELIMINATION OF THE GAIN ON THE SALE OF MEXRAIL

In April 2002, the Company sold to Grupo TFM its 49% interest in Mexrail for $31.4 million. Assuming the contemplated transaction would have occurred as of January 1, 2002, the sale of Mexrail to Grupo TFM would not have occurred and accordingly, the associated gain would not have been recorded. The income statement as of and for the year ended December 31, 2002 for Grupo TFM has been restated to reflect Mexrail as a consolidated subsidiary effective January 1, 2002.

NOTE 10: PROVISION FOR INCOME TAXES / DEFERRED INCOME TAXES

The pro forma condensed consolidated income statement reflects the income tax impacts of the pro forma adjustments utilizing an income tax rate of 38.25%, but excluding any consideration of the equity earnings of Grupo TFM, since the Company has not previously provided a tax provision on these amounts.

In addition, the recognition of additional identifiable intangible assets in the form of concession assets creates an additional deferred tax liability associated with those assets. The pro forma condensed consolidated balance sheet as of September 30, 2003 recognizes the deferred tax liability of approximately $14.1 million using the tax rate noted above.

NOTE 11: CONSOLIDATION ELIMINATIONS

These pro forma adjustments reflect the elimination of intercompany amounts between the Company, Grupo TFM and Mexrail, assuming the three entities were consolidated for financial reporting purposes.

NOTE 12: COMPUTATION OF EARNINGS PER SHARE

Basic earnings per share for the purposes of the pro forma condensed consolidated income statement reflect pro forma consolidated net income, less dividends on the Company's $25 par preferred stock of approximately $242,000 annually, less dividends on the Company's $.01 par redeemable cumulative convertible perpetual preferred stock of approximately $8.5 million annually, divided by the weighted average outstanding shares as described in note 13 below.

Diluted  earnings  per share  for the  purposes  of the pro  forma  consolidated condensed income statement reflect pro forma consolidated net income, less dividends on the Company's $25 par preferred stock of approximately $242,000 annually, divided by the weighted average diluted outstanding shares as described in note 13 below.

The assumed conversion of the Company's $1.00 par Convertible Preferred Stock (convertible into 13,389,121 common shares). would have been anti-dilutive to the pro forma diluted earnings per share computations in each of the periods. Accordingly, conversion of preferred shares into common shares was not assumed and these shares were not included in the pro forma diluted earnings per share computations.Total preferred dividends, however, were subtracted from net income in the computation of the pro forma diluted earnings per share.

NOTE 13: WEIGHTED AVERAGE SHARES OUTSTANDING

The weighted average basic shares outstanding are calculated beginning with Company historical average basic shares of (60,336,000 for the year ended December 31, 2002 and 61,607,000 for the nine months ended September 30, 2003), plus 18,000,000 assumed shares to be issued as described in the note 6 above.

The weighted average diluted shares outstanding are calculated beginning with Company historical average diluted shares of (62,138,000 for the year ended December 31, 2002 and 62,998,000 for the nine months ended September 30, 2003) plus 18,000,000 assumed shares to be issued as described in the note 6 above, but excluding the 13,389,121 shares assuming full conversion of the redeemable cumulative convertible perpetual preferred stock into common utilizing a conversion rate of 33.4728 for each share of preferred to common. As stated in
Note 12 above, the inclusion of the 13,389,121 shares would have had an anti-dilutive effect on the computations of pro forma dilutive earnings per share.

NOTE 14: CONSULTING AGREEMENT

In connection with the transaction, the Company intends to enter into a consulting agreement with a consulting firm ("Consultant") controlled by Jose Serrano Segovia with an initial term of three years. In consideration of services provided, Consultant will receive an annual fee of $0.6 million in cash, plus up to 2.1 million shares of restricted common stock of the Company. The restricted stock vests based upon the achievement of certain events as defined in the consulting agreement and or ratably over the term of the agreement in certain circumstances. The pro forma condensed consolidated financial statements herein reflect the effect of these transactions as follows. The restricted stock will be accounted for as compensation expense based upon the assumed fair market value at date of vesting and expensed in the period the stock vests.

The annual fee is reflected as additional operating costs and expenses of $0.6 million for the year ended December 31, 2002 and $0.5 million for the nine months ended September 30, 2003. An initial 750,000 shares of restricted stock vest ratably over the term of the agreement. For purposes of the pro forma statements of income the Company has assumed a calculated value of stock based upon the stock price of $11.26 as noted above. The resulting amount is reflected as compensation expense and amortized on a straight line basis over three years. The additional compensation expense is approximately $2.8 million for the year ended December 31, 2002 and approximately $2.1 million for the nine months ended September 30, 2003. The Company recognizes that the prospective accounting for these shares will result in variable accounting treatment and the resulting expense will be dependent upon the Company's stock price at the actual time the stock vests. Since the Company cannot predict the future price of the Company's stock, the pro forma adjustments assume the stock price as noted above.

The consulting agreement provides for additional vesting of restricted stock totaling 1,350,000 shares, in increments of 525,000, 125,000 and 700,000 shares depending on the achievement of certain events ("contingent shares"). These events include the completion of an agreement with TFM labor unions and events related to the VAT tax issue. While the Company cannot predict the ultimate timing of achievement of these events and thus pro forma their effect on the adjusted financial statements, the Company would intend to record compensation expense at the time and in the quarter or annual period in which these shares vest, at then fair value as determined by the Company's stock price. No adjustments for these contingent shares has been made in the attached pro forma financial statements due to the uncertainty of their realization and vesting.

The calculated value of the restricted stock is approximately $15.2 million based upon the stock price of $11.26 as noted above. The actual impact to the Company's financial statements related to the restricted stock is dependant upon the price of the Company's stock at the time the restricted stock vests and which the Company cannot predict. A $1.00 per share change, either higher or lower, in the Company's stock price at the time the restricted stock vests could result in higher or lower compensation expense of approximately $1.4 million, assuming all 1.35 million shares vested at the same time.

NOTE 15: AMORTIZATION OF IDENTIFIABLE INTANGIBLES - CONCESSION ASSETS

The transactions as described above result in a net addition to concession assets of approximately $24.2 million plus $15.0 million of deferred income tax impact described in Note 10 above. For purposes of the pro forma income statements presented herein, this balance is amortized over the remaining amortizable life of the concession assets of 33 years. This results in additional amortization expense of approximately $1.2 million for the year ended December 31, 2002 and approximately $0.9 million for the nine months ended September 30, 2003.


NOTE 16: MINORITY INTEREST

As previously reported, TFM repurchased the Mexican Government's 24.6% interest in Grupo TFM in June 2002. Since the purchase of the Mexican Government 24.6% interest was completed by Grupo TFM's subsidiary TFM and the fact that the Mexican Government also continues to maintain a 20% minority interest in TFM, the Mexican Government retained an indirect 4.9448% minority interest in Grupo TFM through its ownership of TFM. The pro forma adjusting entries to minority interest reflect the continuing indirect minority ownership in Grupo TFM by the Mexican Government for the periods indicated. For the pro forma condensed consolidated balance sheet as of September 30, 2003 an additional $39.5 million of minority interest was added to the pro forma balances representing 4.9448% of Grupo TFM's net assets. For the pro forma condensed consolidated income statements, the amount of minority interest in Grupo TFM's US GAAP net income was computed for the periods presented resulting in approximately $17.0 million for the year ended December 31, 2002 and $0.7 million for the nine months ended September 30, 2003.

NOTE 17: VAT RELATED MATTERS

The impact of any settlement of the VAT dispute between TFM and the Mexican Government on the Company's consolidated financial statements of will be dependent upon the timing and amount of any such settlement.

It is expected that the value of any consideration received from the Mexican Government from the settlement of the VAT dispute will be recorded as income by TFM and Grupo TFM, net of related income taxes. If a binding agreement is reached before the consummation of the Acquisition, the Company would record its proportionate share of any such gain through its equity in earnings of Grupo TFM, based upon its existing ownership of 46.6%. If the Acquisition is subsequently consummated, the proceeds from any settlement received and retained by TFM, including the impacts of any additional consideration as may become payable as discussed below, would impact the Company's allocation of the purchase price to assets acquired and liabilities assumed, likely impacting amounts otherwise allocable to long-lived assets, including intangibles, as presented herein.

If the VAT dispute were settled following the consummation of the Acquisition, the Company would record in income its proportionate share of any such gain through its consolidation of the operating results of Grupo TFM, based upon its pre-acquisition ownership interest of 46.6%. The portion of any gain attributable to the acquired interest of TMM would likely constitute a pre-acquisition contingency and not impact the Company's operating results, but rather would be considered in the allocation of the purchase price to assets acquired and liabilities assumed, likely reducing amounts otherwise allocable to long-lived assets, including intangibles, as presented herein.

Pursuant to the terms of the Acquisition, if the value of the consideration received by TFM in connection with the settlement of the VAT dispute exceeds the amount payable pursuant to the Put Agreement in place between the Mexican Government, Grupo TFM, TMM and the Company, whereby the Mexican Government may put its ownership in TFM to the other parties, additional amounts will be payable by the Company or TFM to TMM, depending on the amount of such excess. Such payment would range from $100 million to $180 million. Any such payment would constitute additional consideration for the purchase of TMM's interest in Grupo TFM and as such would likely increase amounts allocable to long-lived assets, including intangibles, as presented herein.

NOTE 18: CONSIDERATION OF THE MEXICAN GOVERNMENT'S PUT RIGHTS REGARDING ITS 20% MINORITY INTEREST IN TFM

The provisions of the "Put Agreement" obligate Grupo TFM or the Registrant to purchase the Mexican Government's 20% minority interest in TFM under certain conditions. As disclosed in the Registrant's Form 10-K for the year ended December 31, 2002 and its most recently filed Form 10-Q for the period ended September 30, 2003, the total estimated purchase price of the Mexican Government's minority interest was approximately $485 million and $469 million, respectively. The calculation of the purchase price is dependent upon inflationary factors of the Mexican economy and foreign exchange rate factors, which the Registrant can not predict. While the Registrant along with Grupo TFM are currently exploring financing alternatives, the source and cost any such financing for this obligation is not reasonably determinable at this time . In addition, the acquisition of the Mexican Government's interest and funding of this obligation could be affected by the outcome and settlement of TFM's VAT dispute with the Mexican Government.

Due to the uncertainties noted above, the accompanying pro forma financial statements do not reflect the impact of the acquisition of additional shares of TFM which could arise under the Put Agreement. If, following the consummation of the acquisition of Grupo TFM shares from TMM, the Registrant acquires the remaining shares of TFM held by the Mexican Government pursuant to the Put Agreement, the accompanying pro forma financial statements would be generally impacted as follows. The excess of the purchase price over the carrying value of minority interest would be allocated to the assets and liabilities of GTFM, based upon their fair values, with the likely impact being an increase to recorded amounts for long-lived assets, including intangibles, as presented herein. Additionally, the minority interest in earnings of Grupo TFM would be eliminated from the pro forma income statement, offset by the costs of any debt financing incurred to finance the purchase and any increases in depreciation or amortization expense relating the application of purchase accounting.

NOTE 19: SUBSEQUENT EVENTS

KCS and TMM are in dispute over TMM's attempt to terminate the agreement entered into on April 20, 2003 by KCS and TMM and other parties under which KCS would acquire control of TFM. On August 29, 2003, KCS received a demand by TFM to repurchase from KCS shares of Mexrail sold to KCS in May 2003. On September 23, 2003, the STB issued a decision finding no need to rule on the transfer back to TFM of the 51% interest in Mexrail that KCS acquired on May 9, 2003. On September 30, 2003, TFM repurchased, for $32.7 million, the Mexrail shares from KCS at the price KCS paid TFM in May 2003.